Micron Electronics, Inc.

                               Exhibit 21.1

                      Subsidiaries of the Registrant

                                      State (or
                                    jurisdiction)           Percentage
                                       in which              Ownership
Name                                 incorporated          by Registrant
-------------------------------     -------------          -------------
Micron Custom Manufacturing             Idaho                   100%
Services, Inc.